Exhibit 2

FOR IMMEDIATE RELEASE	14 JANUARY 2015

WPP PLC (“WPP”)

Notification of Preliminary Results

WPP will announce its Preliminary Statement for the year ended 31 December 2014 on Monday, March 9th 2015.

Contact:

Feona McEwan, WPP London

+ 44(0) 207 408 2204